Exhibit 10.1

Execution Version

NONDISCLOSURE AND STANDSTILL AGREEMENT

This Nondisclosure and Standstill Agreement (this “Agreement”) by and between RigNet, Inc., a Delaware corporation (“RigNet” or the “Company”), and Digital Oilfield Investments LP (formerly known as, Dynamo Investment Partners L.P.) (“Digital”, and together with RigNet, each a “Party” and collectively, the “Parties”), is dated as of the date set forth on the signature page hereto.

1. General. In connection with Digital’s investment in RigNet (the “Investment”) involving RigNet and/or its subsidiaries (collectively, the “Provider”), the Provider may from time to time make available to Digital and/or its subsidiaries and affiliates, including private equity or other funds they manage or control (collectively, the “Recipient”), certain “Evaluation Material” (as defined in Section 2 below) in accordance with the provisions of this Agreement.

2. Definitions.

(a) The term “Evaluation Material” means information concerning the Provider or its business, financial condition, operations, assets or liabilities, whether disclosed orally or disclosed or accessed in written, electronic or other form or media, whether or not marked, designated or otherwise identified as “confidential,” and whether provided by Provider or any of its Representatives. Evaluation Material includes, without limitation, (i) design, technical, customer, product, service, financial and/or business information or concepts in written, graphic, oral or other tangible or intangible forms including, without limitation, drawings, schematics, know-how, notes, models, financial reports and projections, reports, research, contracts, mock-ups, release schedules, samples, specifications, product features, records, data and computer programs, (ii) any confidential information about or received from a third party that the Company is obligated to keep confidential, which is included with, or incorporated in, any information provided by the Provider to the recipient or its Representatives, and (iii) all notes, analyses, compilations, reports, forecasts, studies, samples, data, statistics, summaries, interpretations or other materials prepared by or for the Recipient or its Representatives that contain, are based on, or otherwise reflect or are derived from, in whole or in part, any Evaluation Material. The term Evaluation Material does not include information which (i) is generally available to the public other than as a result of a disclosure by the Recipient or its Representatives in breach of this Agreement, (ii) was within the Recipient’s possession prior to its being furnished to the Recipient by or on behalf of the Provider, provided that the source of such information was not known by Recipient or its Representatives to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Provider with respect to such information, (iii) is or becomes available to the Recipient on a non-confidential basis from a source other than the Provider or its Representatives, provided that such source is not known by Recipient or its Representatives to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Provider with respect to such information, or (iv) has been or becomes independently developed by employees of Recipient who have not had any access to the Evaluation Material.

(b) The term “Representatives” shall include the directors, officers, employees, agents, partners, members or advisors (including, without limitation, attorneys, accountants, consultants, bankers and financial advisors) of the Recipient or Provider, as applicable.

(c) The term “Person” includes the media and any corporation, partnership, group, individual or other entity.

3. Use of Evaluation Material. The Recipient shall, and it shall cause its Representatives to, use the Evaluation Material solely for the purpose of evaluating the Investment and keep the Evaluation Material confidential in accordance with the terms hereof. Subject to Section 4, Recipient will not, and will cause its Representatives not to, disclose any of the Evaluation Material in any manner whatsoever; provided, however, that any of such information may be disclosed to the Recipient’s Representatives who need to know such information for the sole purpose of helping the Recipient evaluate the Investment; and provided further that none of such information may be disclosed directly or indirectly to another private equity firm or other financing source without the Provider’s prior written consent. The Recipient agrees to be responsible for any breach of this Agreement by any of the Recipient’s Representatives; provided, however, that Recipient will not be responsible for any such breach by any of its Representatives who is not one of its partners, members, directors, officers or employees who has agreed in a written agreement with RigNet to be bound by the confidentiality provisions of this Agreement. This Agreement does not grant the Recipient or any of its Representatives any intellectual property rights in, or license to use, the Evaluation Material except as provided herein. All Evaluation Material shall be and remain the exclusive property of the Provider.

4. Legally Required Disclosure. If the Recipient or its Representatives are requested or required to disclose any of the Evaluation Material, in any such case under any applicable law, regulation or legal, judicial or administrative process or pursuant to an audit or examination by a regulator, bank examiner or self-regulatory organization (including by oral questions, interrogatories, other requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process), the Recipient or such Representative shall, to the extent legally permissible, provide the Provider with prompt written notice of any such request or requirement together with copies of the material proposed to be disclosed so that the Provider may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement; provided, that, no such notice shall be required if Recipient or its Representatives are requested or required to disclose Evaluation Material in the course of routine supervisory examinations or regulatory oversight by banking regulatory authorities with jurisdiction over such persons. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Provider, the Recipient or its Representatives are nonetheless legally required to disclose Evaluation Material, the Recipient or its Representatives may, without liability hereunder, disclose to such requiring Person only that portion of such Evaluation Material or any such facts which the Recipient or its Representatives is legally required to disclose, provided that the Recipient and/or its Representatives cooperate with the Provider, at the Provider’s expense, to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded such Evaluation Material or such facts by the Person receiving the material.

5. Return or Destruction of Evaluation Material. At any time upon the request of the Provider for any reason, the Recipient will, and will cause its Representatives to promptly destroy or return all Evaluation Material in any way relating to the Provider or its products, services, employees or other assets or liabilities, and no copy or extract thereof (including electronic copies) shall be retained. The Recipient shall provide to the Provider a certificate of compliance with the previous sentence signed by an executive officer of the Recipient at RigNet’s request. Notwithstanding the foregoing, Recipient and its Representatives (i) may retain copies of the Evaluation Material in accordance with policies and procedures implemented by such persons in order to comply with applicable law, regulation, professional standards or bona fide document retention policies; provided, that such copies are not accessed or used in violation of this Agreement and (ii) will not be required to destroy electronic versions of the Evaluation Material to the extent such destruction is not reasonably practical; provided, that Recipient shall take reasonable steps to have such Evaluation Material destroyed and to protect the confidentiality of the Evaluation Material. Notwithstanding the return or destruction of the Evaluation Material, the Recipient and its Representatives will continue to be bound by such Recipient’s obligations hereunder with respect to such Evaluation Material.

6. Standstill. Unless approved in advance in writing by the Provider, the Recipient (for this purpose Recipient shall not include any affiliates of Recipient other than those engaged in the private equity business of Kohlberg Kravis Roberts & Co. or those that have received any of the Evaluation Material or any information or encouragement from Recipient or its Representative regarding RigNet or RigNet’s securities) agrees that neither it nor any of its Representatives acting on behalf of or in concert with the Recipient (or any of its Representatives) will, for a period commencing on the date of this Agreement through August 26, 2016, directly or indirectly:

(a) make any statement or proposal to any of the board of directors of the Provider, any of the Provider’s Representatives or any of the Provider’s stockholders regarding, or make any public announcement, proposal or offer (including any “solicitation” of “proxies” as such terms are defined or used in Regulation 14A of the Securities Exchange Act of 1934, as amended) (x) with respect to, or otherwise solicit, seek or offer to effect (including, for the avoidance of doubt, indirectly by means of communication with the press or media) (i) any business combination, merger, tender offer, exchange offer or similar transaction involving the Provider, (ii) any restructuring, recapitalization, liquidation or similar transaction involving the Provider, (iii) any acquisition of any of the Provider’s loans, debt securities, equity securities or assets, or rights or options to acquire interests in any of the Provider’s loans, debt securities, equity securities or assets, (iv) any proposal to seek representation on the board of directors of the Provider in excess of one board member or otherwise seek to control or influence the management, board of directors or policies of any of the Provider, (v) any request or proposal to waive, terminate or amend the provisions of this Agreement or (y) that is inconsistent with the terms of this Agreement, including this Section 6(a);

(b) instigate, encourage or assist any third party (including forming a “group” with any such third party) to do, or enter into any discussions or agreements with any third party with respect to, any of the actions set forth in clause (a) above;

(c) take any action which would reasonably be expected to require the Provider or any of its affiliates to make a public announcement regarding any of the actions set forth in clause (a) above; or

(d) acquire (or propose or agree to acquire), of record or beneficially, by purchase or otherwise, any loans, debt securities, equity securities or assets of the Provider, or rights or options to acquire interests in any of the Provider’s loans, debt securities, equity securities or assets.

Notwithstanding anything in the foregoing to the contrary, this Section 6 shall not apply to:

(i) tendering or exchanging any securities of the Company in any tender offer or exchange offer initiated by any unaffiliated third party; provided, that Recipient has not breached this Agreement in any way in connection with such tender offer or exchange offer;

(ii) acquisitions of equity securities comprising of common stock of the Company or securities convertible or exchangeable into common stock of the Company so long as after giving effect to such acquisitions Digital shall own no more than 27.2% of the fully diluted common stock of the Company; provided that any buybacks or reverse stock splits or conversion or exchange of securities after such acquisitions causing Digital to exceed 27.2% ownership of the fully diluted common stock of the Company shall be disregarded for purposes of determining whether Recipient has breached this clause (ii); or

(iii) if there has been a material breach by the Company of the registration rights agreement or director designation agreement referred to in Section 19 that has not been reasonably cured within 30 days of receipt by RigNet of written notice from the Recipient reasonably detailing such material breach.

The restrictions set forth in this Section 6 shall terminate and be of no further force and effect if the Company initiates a process to sell the Company or enters into a definitive agreement with respect to, or publicly announces that it plans to enter into, a transaction involving all or a controlling portion of the Company’s equity securities or all or substantially all of the Company’s assets (whether by merger, consolidation, business combination, tender or exchange offer, recapitalization, restructuring, sale, equity issuance or otherwise).

7. Compliance with Securities Laws. The Recipient acknowledges and agrees that it is aware (and that its Representatives are aware or, upon receipt of any Evaluation Material, will be advised by the Recipient) of the restrictions imposed by the United States federal securities laws on a Person possessing material non-public information about a public company.

8. Maintaining Privileges. To the extent that any Evaluation Material includes materials subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations, none of the Provider or its Representatives is waiving, and shall not be deemed to have waived or diminished, its attorney work-product protections, attorney-client privileges or similar protections and privileges as a result of disclosing any Evaluation Material (including Evaluation Material related to pending or threatened litigation) to the Recipient or any of its Representatives.

9. No Representations or Warranties; No Obligation to Disclose. The Recipient understands and acknowledges that neither the Provider nor its Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material furnished by or on behalf of the Provider and shall have no liability to the Recipient, its Representatives or any other Person relating to or resulting from the use of the Evaluation Material furnished to such Recipient or its Representatives or any errors therein or omissions therefrom. Nothing in this Agreement shall be construed as obligating the Provider to provide, or to continue to provide, any information to the Recipient, its Representatives or any other Person at any time, including before or after the Termination Date.

10. Modifications and Waiver. No provision of this Agreement can be waived or amended in favor of either Party except by written consent of the other Party, which consent shall specifically refer to such provision and explicitly make such waiver or amendment. No failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder.

11. Remedies. Each Party understands and agrees that money damages would not be a sufficient remedy for any breach of this Agreement by the Recipient or any of its Representatives and that the Provider shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach or threat thereof. Such remedies shall not be deemed to be the exclusive remedies for such breach of this Agreement, but shall be in addition to all other remedies available at law or equity to the Provider.

12. Legal Fees. In the event of litigation relating to this Agreement, if a court of competent jurisdiction determines that the Recipient or its Representatives has breached this Agreement, then the Recipient shall be liable and pay to the Provider the reasonable legal fees and costs incurred by the Provider in connection with such litigation, including any appeal therefrom; provided that the Provider shall return any such payments to the Recipient to the extent a court of competent jurisdiction reverses a lower court determination that the Recipient or its Representatives has breached this Agreement.

13. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

14. Severability. If any term, provision, covenant or restriction contained in this Agreement is held by any court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants or restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and if a covenant or provision is determined to be unenforceable by reason of its extent, duration, scope or otherwise, then the Parties intend and hereby request that the court or other authority making that determination shall only modify such extent, duration, scope or other provision to the extent necessary to make it enforceable and enforce them in their modified form for all purposes of this Agreement.

15. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship at any of the provisions of this Agreement.

16. Term. This Agreement and the provisions of this Agreement, other than the provisions of Section 6, shall terminate on the second anniversary following the date that Digital no longer is directly or indirectly the record or beneficial owner of any equity securities of RigNet (the “Termination Date”).

17. Entire Agreement. This Agreement contains the entire agreement between the Parties regarding the subject matter hereof and supersedes all prior agreements, understandings, arrangements and discussions between the Parties regarding such subject matter, including that certain Nondisclosure and Standstill Agreement among the Company and Digital dated as of August 26, 2013, which agreement is amended, restated, and superseded by this Agreement.

18. Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original but all of which shall be deemed to constitute a single instrument.

IN WITNESS WHEREOF, each of the undersigned entities has caused this Agreement to be signed by its duly authorized representatives as of the date written below.

Date: November 5, 2013

RigNet, Inc.		Digital Oilfield Investments LP

ADDRESS FOR NOTICE: 1880 S. Dairy Ashford, Suite 300 Houston, Texas 77077-4760 Attention: General Counsel		ADDRESS FOR NOTICE: c/o Kohlberg Kravis Roberts & Co. L.P. 9 West 57th Street, Suite 4200 New York, New York 10019 Attention: David Sorkin, Esq. Fax: (212) 750-0003

By:	/s/ Mark B. Slaughter	By:	Digital Oilfield Investments GP
	Name: Mark B. Slaughter		Limited, its general partner
Title: CEO & President

		By:	/s/ Mattia Caprioli
Name: Mattia Caprioli
Title: Director